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                                                                    EXHIBIT 23.1

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

Cross Timbers Royalty Trust
Dallas, Texas

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-56983 on Form S-3 of XTO Energy Inc. and Cross Timbers Royalty Trust and in the Post-Effective Amendment No. 1 to the Registration Statement No. 33-55784 on Form S-8 of XTO Energy Inc. and Registration Statement No. 333-91460 on Form S-8 of XTO Energy Inc. of our report dated March 14, 2003, included in the Annual Report on Form 10-K of Cross Timbers Royalty Trust for the year ended December 31, 2002. The 2001 and 2000 financial statements were audited by other auditors who have ceased operations. Those auditors' report, dated March 19, 2002, on those financial statements was unqualified and included an explanatory paragraph that described the trust's method of accounting as explained in Note 2 to the financial statements.



KPMG LLP

Dallas, Texas
March 31, 2003